                                                                    Exhibit 99.1


HOLD FOR RELEASE
----------------


                      ANACOMP AND FIRST DATA FINALIZE TRANSFER
                         OF FIRST IMAGE MANAGEMENT COMPANY

       - ANACOMP ALSO ANNOUNCES INTENTION TO SELL DAS AND DPDS BUSINESS UNITS -

SAN DIEGO, California and HACKENSACK, New Jersey (June 18, 1998) -- Anacomp-Registered Trademark-, Inc. (Nasdaq: ANCO) and First Data Corporation (NYSE: FDC) today announced the completion of Anacomp's purchase of First Image Management Company, a division of First Data Corporation. Anacomp additionally announced its intention to sell two of First Image's business units to third parties.

Anacomp financed the $150 million purchase price through the successful placement of an additional $135 million offering of its 10 7/8% Senior Subordinated Notes, which were priced at 104%, plus available cash reserves.

First Image is a leading provider of COM (Computer Output to Microfilm) services, a business synergistic with the COM, CD, and Internet solutions offered by Anacomp through its nationwide network of service centers. As a result of the acquisiton, Anacomp will gain entry into 20 new markets in the United States. Anacomp also provides its customers with information management consulting services, analog and digital systems, and comprehensive maintenance and technical support.

"We're extremely pleased to welcome First Image clients and associates to Anacomp," commented Anacomp President and Chief Executive Officer Ralph W. Koehrer. "The addition of First Image's COM services business significantly expands our presence in the marketplace, as well as providing us with opportunities to improve our service offerings, enhance the value of what we offer to customers, and increase our efforts to offer clients a migration path to newer technologies."


                                        (more)

ANACOMP AND FIRST DATA ANNOUNCE COMPLETION OF FIRST IMAGE TRANSACTION JUNE 18, 1998
PAGE 2


"First Data has taken another key step which strengthens the company's position for continued leadership in our critical set of interrelated businesses," said Ric Duques, chief executive officer of First Data Corporation. "The completed divestiture of our imaging business sharpens management's focus on the company's single strategic objective -- to help make electronic payments the payment method of choice worldwide."

Anacomp also announced its intention to sell First Image's Document Acquisition Services (DAS) business unit, which provides data entry and capture services, and its Document Print and Distribution Services (DPDS) business unit, which provides print-and-mail and demand publishing services. Anacomp is currently in negotiations with interested third parties, but emphasized that until DAS and DPDS are sold, it expects to operate the two business units as usual without any disruption to clients or employees.

Anacomp additionally announced a new $80 million senior secured credit facility arranged by BankBoston Securities Inc. The new facility replaces a $55 million term loan and $25 million revolving facility, and it offers Anacomp greater financial flexibility, a lower interest rate, and a longer maturity.
Hackensack, N.J.-based First Data Corporation is a global leader in payment systems, electronic commerce, and information management products and services. First Data and its principal operating units process the information that allows millions of consumers to pay for goods and services by credit, debit, or smart card at the point of sale or over the Internet, by check, or by wire money. For further information about First Data, please visit the company on the Internet at www.firstdatacorp.com.

Serving customers throughout the world, Anacomp provides products and services that manage corporate information throughout its life cycle. For more information about Anacomp, please visit the company's web site at www.anacomp.com.

                                         ###





     ANACOMP MEDIA CONTACT:                                 ANACOMP ANALYST CONTACT:
       Jeff Withem, Communications                            Nancy Vandeventer, Investor Relations


ANACOMP AND FIRST DATA ANNOUNCE COMPLETION OF FIRST IMAGE TRANSACTION JUNE 18, 1998
PAGE 3

       Phone:  (619) 848-5545                                 Phone:  (800) 350-3044
       Email:  jwithem@anacomp.com                            Email:  nvandeventer@anacomp.com

     FIRST DATA MEDIA CONTACT:                              FIRST DATA ANALYST CONTACT:
       Colleen D'Alessandro, Communications                   Don Sharp, Investor Relations
       Phone:  (770) 857-7188                                 Phone:  (770) 857-7118
       Email:  colleen.dalessandro@firstdatacorp.com          Email:  don.sharp@firstdatacorp.com




The information in this news release may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements.

Anacomp's news releases are distributed through PR Newswire and can be accessed via the Internet (www.anacomp.com or www.prnewswire.com) or by fax-on-demand (800-758-5804, ext. 054532). First Data's news releases also are distributed through through PR Newswire and can be accessed via the internet (www.firstdatacorp.com or www.prnewswire.com) or by fax-on-demand (800-758-5804, ext. 103364).

Anacomp is a registered trademark of Anacomp, Inc.